Paradise Music & Entertainment, Inc.

                            SUBSCRIPTION AGREEMENT

      1. Subscription. The undersigned hereby subscribes for the number of shares of common stock, $0.01 par value ("Common Stock"), of Paradise Music & Entertainment, Inc. (the "Company"), designated in Annex A hereto (the "Shares"), at a price of $4.25 per Share. Subject to the terms of this Subscription Agreement, the undersigned hereby agrees to wire the purchase price to an account specified by the Company immediately following acceptance of this Subscription. This Subscription Agreement will only be accepted by the Company in the event of receipt by the Company prior to May 30, 1999 of executed Subscription Agreements by "accredited investors" (as defined below) to purchase an aggregate of 942,000 shares at a purchase price of $4.25 per share (collectively the "Requisite Subscriptions"). This date may be extended at the sole option of the Company for up to an additional 60 days. This Subscription Agreement, upon its execution by the undersigned and acceptance by the Company, shall constitute an irrevocable binding agreement by the undersigned to purchase, and the Company to issue, to the undersigned, the number of Shares set forth herein on the terms and conditions set forth herein.

      2. Risk Factors. The undersigned acknowledges receipt of the following information (collectively, the "Offering Materials"): (i) the Risk Factors attached as Annex B hereto; (ii) the Company's most recent Annual Report on Form 10-KSB, for the fiscal year ended June 30, 1998 (the "Form 10-K"); (iii) the Company's most recent Quarterly Report on Form 10-QSB, for the fiscal quarter ended December 31, 1998 (the Form 10-Q"); (iv) the Proxy Statement for the Annual Meeting of Stockholders held on April 6, 1999 and (v) the Company's Press Releases, dated April 23, 1999 and April 28, 1999. The undersigned acknowledges and agrees that the Shares are being sold exclusively to "accredited investors." The undersigned understands and acknowledges that the purchase of the Shares is a highly speculative investment that involves a high degree of risk of loss due to a number of significant risk factors, including those set forth on Annex B attached hereto.

      3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the undersigned as follows:

      (a) The Company agrees to promptly file a Registration Statement on Form S-3 ("S-3") with the Securities and Exchange Commission (the "SEC" or the "Commission") to register the Shares represented by this subscription promptly following receipt by the Company of the Requisite Subscriptions. In the event that the shares of Common Stock evidenced by this subscription have not been effectively registered (i.e., so as to become freely tradable and unrestricted) by the 120th day after the S-3 has been filed with the Commission, the Company agrees that you can cancel this Subscription Agreement and resell the shares to the Company, in which case the proceeds of your subscription will be returned to you and you will have no further obligation to the Company.

      (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as described in the Offering Materials and as currently conducted and (ii) to execute, deliver and perform its obligations under this Subscription Agreement and to consummate the transactions contemplated hereby.

      (c) The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company.

      (d) Since June 30, 1998, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would be material to the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company.

      (e) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided in the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. No holders of outstanding shares of Common Stock are entitled to preemptive or other rights to subscribe for the Shares. The Common Stock is listed for trading on the Nasdaq Small Cap Market ("Nasdaq") and on the Boston Stock Exchange (the "BSE") and (i) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq, (ii) the Company has not been notified since February 18, 1999 by the National Association of Security Dealers, Inc. of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq and (iii) no suspension of trading in the Common Stock is in effect. To the Company's knowledge after due inquiry, the Shares are eligible for listing on Nasdaq. No approval of stockholders is required for the sale or issuance of the Shares.

      (f) This Subscription Agreement has been duly and validly authorized by the Company; this Subscription Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the undersigned, this Subscription Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms.

      (g) The execution and delivery of this Subscription Agreement by the Company, the issuance of the Shares and the consummation by the Company of the other transactions contemplated by this Subscription Agreement do not and will not, with or without the giving of notice of the lapse of time, or both, (i) result in any violation of any term of the certificate of incorporation or by-laws of the Company, (ii) result in a material breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its businesses or the ability of the Company to make use thereof.

      (h) No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency self-regulatory organization, or stock exchange or market is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Subscription Agreement, other than (i) listing of the Shares on Nasdaq and the Boston Stock Exchange, (ii) registration of the resale of the Shares under the Securities Act as contemplated by Section 3(a) of this Subscription Agreement, (iii) as may be required under applicable state securities or "blue sky" laws and (iv) filing of one or more Forms D with respect to the Shares as required under Regulation D of the Securities Act.


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

      (i) The Offering Materials do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 3(i), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 3(i) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

      (j) Except as set forth in the Offering Materials, since December 31, 1998, the Company has not (i) incurred any material obligation or liability (absolute or contingent) other than in the ordinary course of business; (ii) canceled, without payment in full, any material notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its material properties, tangible or intangible, or rights under any material contract, permit, license or franchise other than in the ordinary course of business; (iv) conducted its business in a manner materially different from its business as conducted on such date; or (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of Common Stock. Except as disclosed in the Offering Materials, the Company owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company.

      (k) The Company has timely filed all reports required to be filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and any other material reports or documents required to be filed with the SEC during the one year period prior to the date hereof. All of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Shares by the undersigned and any other investor.

      (l) Except as described in the Offering Materials, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company or the transactions contemplated by this Subscription Agreement or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Subscription Agreement; the Company does not have pending before the SEC any request for confidential treatment of information and, to the best of the Company's knowledge after due inquiry, there is not pending or contemplated, and there has been no, investigation by the SEC involving the Company or any director or officer of the Company.

      (m) Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company as of December 31, 1998 and the notes thereto included in the Offering Materials, the Company does not have any material (individually or in the aggregate) liabilities, debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due. Subsequent to December 31, 1998, the Company has not incurred any liabilities, debts or obligations of any nature whatsoever which are individually or in the aggregate material to the Company, other than those incurred in the ordinary course of its business.

      (n) Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company, except as disclosed in the Offering Materials.

      (o) The Company maintains a system of internal accounting controls meeting the requirements of Section 13(b)(2) of the Exchange Act in all material respects.

      (p) The Company is not in violation of any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where such violation would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the best of the Company's knowledge after due inquiry, prospects of the Company; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

      (q) Except as disclosed in the Offering Materials, the Company has good title to all property real and personal (tangible and intangible) and other assets owned by it, free and clear of all security interests, charges, mortgages, liens or other encumbrances, except such as are described in the Offering Materials or such as do not materially interfere with the use of such property made, or proposed to be made, by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made by the Company. The Company has not received notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

      (r) No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

      (s) The Company maintains insurance against loss or damage by fire or other casualty and such other insurance in such amounts and covering such risks as is customarily maintained by companies of comparable size engaged in the same or a similar business and in the same geographic region as the Company.

      (t) The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a material adverse effect on the business, properties, operations, conditions (financial or other), results of operations, or, to the best of the Company's knowledge after due inquiry, prospects of the Company.

      (u) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

      4. Representations and Warranties of the Undersigned. The undersigned represents and warrants to the Company as follows:


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

      (a) The undersigned acknowledges and agrees that the issuance of the Shares has not been registered under the Securities Act and that the Shares are being offered exclusively to "accredited investors," as such term is defined in Regulation D promulgated under the Securities Act, in reliance on Rule 506 of Regulation D promulgated thereunder. The undersigned is an "accredited investor" for the reasons included in Annex C attached hereto. Either the undersigned or its representative has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company including, its most recent Form 10-KSB for the fiscal year ended June 30, 1998 and Form 10-QSB for the quarter ended December 31, 1998, and has been afforded with an opportunity to ask questions of and receive answers from any officer of the Company concerning information which a reasonable investor would attach significance in making investment decisions.

      (b) The undersigned will not sell or otherwise transfer any Shares until after the effective date of the S-3 provided for in Section 3(a) above or unless and until an exemption therefrom is available. The undersigned understands and agrees that the undersigned must bear the economic risk of the undersigned's purchase for an indefinite period of time because, among other reasons, the Shares have not currently been registered under the Securities Act or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and qualified under applicable securities laws of such states or unless an exemption from such registration is available. The undersigned is purchasing the Shares for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The undersigned is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not currently available; that the Company has no obligation to make available an exemption from the registration requirements pursuant to such Rule 144 or any successor rule for resale of the Shares; and that even if an exemption under Rule 144 were available, Rule 144 permits only routine sales of securities in limited amounts in accordance with the terms and conditions of such Rule 144.

      (c) The undersigned agrees that, prior to the effectiveness of the S-3 registering the resale of the shares of Shares being purchased hereunder, a legend may be placed on any certificate or other document evidencing the Shares stating that they have not been registered under the Securities Act (and a stop transfer order may be placed with respect thereto).

      (d) If the undersigned is a corporation, partnership, or other entity:

                  (i) it was not organized or reorganized for the purpose of purchasing the shares, and

                  (ii) it is authorized, empowered and qualified to execute this
            Subscription Agreement and to make the commitment as herein contemplated.

      (e) The undersigned has, alone or together with his, her or its purchaser representative, if any, such knowledge and experience in financial and business matters so that the undersigned is capable of evaluating the relative merits and risks of purchasing the Shares. The undersigned has adequate means of providing for his, her or its current economic needs and possible personal contingencies.

      5. Covenants of the Company. In the event of any registration of any of the Shares under the Securities Act pursuant to this Subscription Agreement, the Company will indemnify and hold harmless the undersigned against any losses, claims, damages, liabilities or expenses to which the undersigned may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, by or on behalf of the undersigned, for use in the preparation thereof.

      6. Conditions to Obligations of Subscriber. The obligation of the undersigned to pay the purchase price is subject to receipt by The Cassandra Group, Inc. on behalf of the undersigned of (i) an opinion of Davis & Gilbert LLP with respect to the matters referred to in Annex D attached hereto and (ii) a certificate of an officer of the Company stating that (a) the representations and warranties of the Company set forth in this Subscription Agreement are true and correct as of the closing date with the same effect as though such representations and warranties had been made on the closing date and (b) all covenants of the Company set forth in this Subscription Agreement required to have been performed prior to the closing shall have been duly performed.

      7. General. This Subscription Agreement (i) may only be modified by a written instrument executed by the undersigned and the Company; (ii) sets forth the entire agreement of the undersigned and the Company with respect to the subject matter hereof; (iii) supersedes all prior communications between the undersigned and the Company, whether oral or written; (iv) shall be governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein; and (v) shall inure to the benefit of, and be binding upon the Company and the undersigned and their respective heirs, legal representatives, successors and assigns. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Subscription Agreement.

      8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the undersigned, to the address set forth in Annex A hereto; and if to the Company, to Paradise Music & Entertainment, Inc., 53 West 23rd Street, New York, New York 10010.


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

            IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as the date first stated above.

SUBSCRIBER:

      If by an individual:


      ------------------------------------
      Print Name:

      If by a corporation, partnership or other entity:


      ------------------------------------
      Insert name of entity


      By
        ----------------------------------
      Print Name:
      Print Title:

This Subscription is accepted by Paradise Music & Entertainment, Inc. as of this ___ day of ______, 1999.

PARADISE MUSIC & ENTERTAINMENT, INC.


      By
        ----------------------------------
      Print Name:
      Print Title:

                                                                         Annex A

Name and Address of Subscriber:

      [Cassandra to insert]

Minimum Subscription: _____________ Shares ($___ total investment)

Maximum Subscription: _____________ Shares ($___ total investment)*

            *     If you wish to designate a
            lower or higher maximum
            subscription, please indicate as
            follows:________________________

                                      * * *

The Subscription Agreement to which this Annex A is attached is one of several subscription agreements mailed to clients of The Cassandra Group, Inc. ("Cassandra") with respect to an aggregate offering of 942,000 Shares. In the event that any such client does not subscribe for the minimum number of Shares allocated to such client for whatever reason, Cassandra shall have the right to reallocate all or a portion of such Shares to the above-named Subscriber, up to the maximum subscription specified above. The amount of the above-named Subscriber's subscription, if it is to be above the minimum subscription specified above, will be finally determined by Cassandra.